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Exhibit 21.1

SUBSIDIARIES OF PALACE ENTERTAINMENT HOLDINGS, INC.

FESTIVAL FUN PARKS, LLC

PALACE FINANCE, INC.

SPLISH SPLASH AT ADVENTURELAND, INC.

FAMILY FUN CENTER HOLDINGS LLC

SMARTPARKS—SAN JOSE, INC.

SMARTPARKS—RIVERSIDE, INC.

SMARTPARKS—SAN DIMAS, INC.

RAGING WATERS GROUP, INC.

WET "N WILD NEVADA, INC.

SMARTPARKS—CAROLINA, INC.

SMARTPARKS—FLORIDA, INC.

SMARTPARKS—SILVER SPRINGS, INC.

PALACE MANAGEMENT COMPANY, LLC

SUBSIDIARIES OF FESTIVAL FUN PARKS, LLC

PALACE FINANCE, INC.

SPLISH SPLASH AT ADVENTURELAND, INC.

FAMILY FUN CENTER HOLDINGS LLC

SMARTPARKS—SAN JOSE, INC.

SMARTPARKS—RIVERSIDE, INC.

SMARTPARKS—SAN DIMAS, INC.

RAGING WATERS GROUP, INC.

WET "N WILD NEVADA, INC.

SMARTPARKS—CAROLINA, INC.

SMARTPARKS—FLORIDA, INC.

SMARTPARKS—SILVER SPRINGS, INC.

PALACE MANAGEMENT COMPANY, LLC

SUBSIDIARIES OF SMARTPARKS—SAN DIMAS, INC.

RAGING WATERS GROUP, INC.

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SUBSIDIARIES OF PALACE ENTERTAINMENT HOLDINGS, INC.
SUBSIDIARIES OF FESTIVAL FUN PARKS, LLC
SUBSIDIARIES OF SMARTPARKS—SAN DIMAS, INC.